Exhibit 21

Subsidiaries of the Company

           Jurisdiction of

Name

Incorporation or Formation

Waddell & Reed Financial Services, Inc.	Missouri

Waddell & Reed, Inc.	Delaware

Waddell & Reed Investment Management Company	Kansas

Waddell & Reed Services Company	Missouri

Ivy Investment Management Company	Delaware

Ivy Funds Distributor, Inc.	Florida

W & R Capital Management Group, Inc.	Delaware

W & R Corporate LLC	Delaware

W & R Insurance Agency, Inc.	Missouri

W & R Insurance Agency of Alabama, Inc.	Alabama

W & R Insurance Agency of Montana, Inc.	Montana

W & R Insurance Agency of Nevada, Inc.	Nevada

W & R Insurance Agency of Utah, Inc.	Utah

W & R Insurance Agency of Wisconsin, Inc.	Wisconsin

Unicon Agency, Inc.	New York

Unicon Insurance Agency of Massachusetts, Inc.	Massachusetts

Fiduciary Trust Company of New Hampshire	New Hampshire

Austin, Calvert & Flavin, Inc.	Texas

Legend Group Holdings, LLC	Delaware

Legend Advisory Corporation	New York

Legend Equities Corporation	Delaware

Advisory Services Corporation	Nevada

The Legend Group, Inc.	Delaware

LEC Insurance Agency, Inc.	Texas